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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2006

Timberline Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

IDAHO	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 West 16th Avenue, Spokane, Washington	99203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 747-5225

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 3.02 – Unregistered Sales of Equity Securities.

On May 19, 2006, we closed the last portion our “best efforts’’ offering of units of our securities to accredited investors only at $.55 per unit.  Each unit is composed of one share of common stock and one-half of a warrant; two warrants permit the purchase of an additional share of common stock at $1.00 per share. The first portion of this offering was reported on our Current Report on Form 8K filed on March 10, 2006. In this last portion of the offering, we raised an additional $1,416,650 from the sale of 2,575,727 units to 17 accredited investors.

The securities issuances referred to above were exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act of 1933, as amended (the "Act"), including Rule 506 of Regulation D promulgated under the Act. Furthermore, each recipient who purchased their securities was an "accredited investor" as defined under Regulation D, and represented his or her intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and, appropriate legends were affixed to the share certificates issued in such transactions. No advertisement or general solicitation was used in connection with any offer or sale of such securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

TIMBERLINE RESOURCES CORPORATION

(Registrant)

Date:  May 24, 2006

/s/ John Swallow

__________________________________________

John Swallow

(Chief Executive Officer, Principal Operating Officer and Chairman of the board of Directors)

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